Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed as Exhibit 99.1 on Form S-3 and Form S-8 of our reports dated December 22, 2020, relating to the financial statements of Eaton Vance Corp., and the effectiveness of Eaton Vance Corp.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended October 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 22, 2020